Exhibit 99.1

NEWS RELEASE

14 Lafayette Square, Suite 1405 ● Buffalo, New York 14203

FOR IMMEDIATE RELEASE

Rand Capital Reports 27% Increase in Total Investment Income for 2023

●	Portfolio expansion centered on debt investments drives total investment income growth of 11% to $1.9 million for the fourth quarter and 27% to $7.3 million for full year 2023

●	Rand’s portfolio was comprised of 64% interest yielding debt instruments at year-end compared with 56% at the end of 2022, which improved the portfolio yield and net interest income

●	Paid total dividends of $1.33 per share in 2023, up 60% from 2022

●	Net asset value per share (“NAV”) was $23.56 at December 31, 2023, up 5% from year-end 2022

●	$2.3 million in follow on investments during the fourth quarter; Full year 2023 investments totaled $20.3 million

BUFFALO, NY, March 5, 2024 – Rand Capital Corporation (Nasdaq: RAND) (“Rand” or the “Company”), a business development company providing alternative financing for lower middle market companies, announced its results for the fourth quarter and full year ended December 31, 2023.

Daniel P. Penberthy, President and Chief Executive Officer of Rand, commented, “We delivered another strong year of results as we continued to scale the business through the successful execution of our strategy. We put more than $20 million to work during 2023, primarily in income producing investments which drove higher investment income that enabled us to increase our return to shareholders during the year. In total, dividends increased 60% to $1.33 per share in 2023, which included an increase of our regular quarterly dividend earlier in the year and a special dividend paid out during the fourth quarter.

“We entered 2024 with a strong and flexible balance sheet that is supported by multiple sources of capital. We have a solid pipeline of investment opportunities and believe we can continue to execute our strategy by increasing our portfolio composition with new debt investments.”

Fourth Quarter Highlights (compared with the prior-year period unless otherwise noted)

●	Total investment income grew $197,000, or 11%, to $1.9 million, which reflected a 47% increase in interest from portfolio companies, partially offset by lower dividend income. The decrease in dividend income was largely due to a large prior-year dividend from a portfolio company, which did not occur, and the sale of the Company’s investment in Dealer Solutions and Design (DSD) during the second quarter of 2023.

●	Total expenses were $1.0 million compared with $371,000 in the prior-year fourth quarter. The change reflects a $293,000 increase in interest expense on borrowings under the senior revolving credit facility, along with a change in accrued capital gains incentive fees to the Company’s external investment adviser. The current period included an expense of $64,000 in capital gains incentive fees compared with a credit of $168,000 for the fourth quarter of 2022.

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Rand Capital Reports 27% Increase in Total Investment Income for 2023

March 5, 2024

●	Adjusted expenses, which exclude capital gains incentive fees and is a non-GAAP financial measure, were $950,000 compared with $539,000 in the fourth quarter of 2022. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted expenses.

●	Net investment income was $962,000, or $0.37 per share, compared with $1.2 million, or $0.48 per share, in the fourth quarter of 2022. Adjusted net investment income per share, a non-GAAP financial measure, which excludes the capital gains incentive fee accrual expense, was $0.40 per share compared with $0.41 in last year’s fourth quarter. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted net investment income per share.

2023 Highlights

●	Total investment income of $7.3 million increased $1.6 million, or 27%, from the prior year.

●	Total expenses were $4.2 million compared with $1.1 million in the prior year. The increase reflected $805,000 of accrued capital gains incentive fees during 2023 compared with a $1.0 million reduction of accrued fees during 2022. Rand entered into a senior revolving credit facility in June 2022 to drive growth. As a result, interest expense increased $975,000 in 2023 compared with the prior year.

●	Excluding the capital gains incentive fee accrual, adjusted expenses, which is a non-GAAP financial measure, increased $1.2 million to $3.4 million in 2023. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted expenses.

●	Net investment income per share was $1.15 for 2023 compared with $1.72 per share in the prior year. Excluding the capital gains incentive fee accrual, adjusted net investment income per share for 2023 was $1.46, up 11%, from $1.31 in 2022. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted net investment income per share.

●	Net assets at December 31, 2023 were $60.8 million, up 5% from year-end 2022.

Portfolio and Investment Activity

As of December 31, 2023, Rand’s portfolio included investments with a fair value of $77.1 million across 30 portfolio businesses. This was up $15.6 million, or 25%, from December 31, 2022, and reflected new and follow on investments and valuation adjustments in multiple portfolio companies. This was partially offset by equity sales and loan repayments. At December 31, 2023, the portfolio was comprised of approximately 64% in debt investments, 27% in equity investments in private companies, and 9% in publicly traded equities consisting of other BDCs and ACV Auctions. The annualized weighted average yield of debt investments, which includes PIK interest, was 13.6% compared with 12.6% at the end of 2022.

Fourth quarter 2023:

●	Funded a follow-on debt investment of $2.2 million to BMP Food Service Supply Holdco, LLC (FSS). Subsequently FSS made a loan principal payment of $0.6 million during the quarter. Rand’s total debt and equity investment in FSS had a fair value of $7.4 million at year-end.

●	Follow-on equity investment of $73,000 to Caitec, Inc.

Full year 2023:

●	Invested a total of $20.3 million across nine transactions, which largely consisted of interest yielding assets.

Rand Capital Reports 27% Increase in Total Investment Income for 2023

March 5, 2024

●	Portfolio investment company DSD was sold during the second quarter of 2023, which resulted in the full repayment of Rand’s subordinated debt and sale of its preferred equity investments. In total, Rand received $6.7 million of proceeds, which included a net gain of $2.5 million.

●	Sold ACV Auctions public securities for $1.7 million in gains.

Liquidity and Capital Resources

Cash at year-end was $3.3 million, which reflected the proceeds received from exiting DSD and ACV Auctions share sales in the second quarter of 2023. As of December 31, 2023, the Company held shares valued at approximately $4.4 million in other publicly traded BDCs and $3.0 million in ACV Auctions, all of which are available for future liquidity needs including dividends and portfolio investments.

At December 31, 2023, Rand had outstanding borrowings of $16.3 million on its existing $25.0 million senior secured revolving credit facility. The outstanding borrowings carried an interest rate of 8.9% at year-end.

The Company did not repurchase any outstanding common stock during 2023.

Dividends

On December 5, 2023, the Board declared an aggregate of $0.63 per share cash dividend distribution, which was paid during the fourth quarter, to shareholders of record as of December 18, 2023. The dividend consisted of a regular quarterly dividend of $0.25 per share and a special dividend of $0.38 per share.

During 2023, Rand paid a total of $3.4 million in dividends, which included the four regular quarterly dividends, and the year-end 2023 special dividend.

On February 26, 2024, Rand declared its regular quarterly cash dividend distribution of $0.25 per share. The cash dividend will be distributed on or about March 29, 2024, to shareholders of record as of
March 13, 2024.

Webcast and Conference Call

Rand will host a conference call and webcast on Tuesday, March 5, 2024, at 1:30 p.m. Eastern Time, to review its financial results. The review will be accompanied by a slide presentation, which will be available on Rand’s website at www.randcapital.com in the “Investor Relations” section. Rand’s conference call can be accessed by calling (201) 689-8263. Alternatively, the webcast can be monitored on Rand’s website at www.randcapital.com under “Investor Relations” where the replay will also be available.

A telephonic replay will be available from 5:30 p.m. ET on the day of the call through Tuesday, March 19, 2024. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13743458. A transcript of the call will also be posted once available.

ABOUT RAND CAPITAL

Rand Capital (Nasdaq: RAND) is an externally managed business development company (BDC). The Company’s investment objective is to maximize total return to its shareholders with current income and capital appreciation by focusing its debt and related equity investments in privately-held, lower middle market companies with committed and experienced managements in a broad variety of industries. Rand invests in businesses that have sustainable, differentiated and market-proven products, revenue of more than $10 million and EBITDA in excess of $1.5 million. The Company’s investment activities are managed by its external investment adviser, Rand Capital Management, LLC. Additional information can be found at the Company’s website where it regularly posts information: https://www.randcapital.com/.

Rand Capital Reports 27% Increase in Total Investment Income for 2023

March 5, 2024

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the strategy of the Company and its outlook; statements regarding the implementation of the Company’s strategy, its ability to continue to increase the number and aggregate size of its debt investments and its growth trajectory; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) evolving legal, regulatory and tax regimes; (2) changes in general economic and/or industry specific conditions; and (3) other risk factors as detailed from time to time in Rand ‘s reports filed with the Securities and Exchange Commission (“SEC”), including Rand’s annual report on Form 10-K for the year ended December 31, 2023, quarterly reports on Form 10-Q, and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand’s current plans, estimates and beliefs. Except as required by applicable law, Rand assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Company:	Investors:
Daniel P. Penberthy	Deborah K. Pawlowski / Craig P. Mychajluk
President and CEO	Kei Advisors LLC
716.853.0802	716-843-3908 / 716-843-3832
dpenberthy@randcapital.com	dpawlowski@keiadvisors.com / cmychajluk@keiadvisors.com

FINANCIAL TABLES FOLLOW

Rand Capital Reports 27% Increase in Total Investment Income for 2023

March 5, 2024

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Financial Position
(Audited)

	2023	2022
ASSETS
Investments at fair value:
Control investments (cost of $5,272,770 and $4,660,017, respectively)	$4,148,960	$3,536,207
Affiliate investments (cost of $45,720,974 and $30,204,160, respectively)	53,499,372	38,241,589
Non-Control/Non-Affiliate investments (cost of $17,371,862 and $20,852,060, respectively)	19,477,380	19,726,463
Total investments, at fair value (cost of $68,365,606 and $55,716,237, respectively)	77,125,712	61,504,259
Cash	3,295,321	1,368,996
Interest receivable	244,600	208,338
Prepaid income taxes	127,869	76,396
Deferred tax asset, net	39,179	28,160
Other assets	189,301	295,043
Total assets	$81,021,982	$63,481,192
LIABILITIES AND STOCKHOLDERS’ EQUITY (NET ASSETS)
Liabilities:
Due to investment adviser	$979,297	$562,221
Accounts payable and accrued expenses	145,516	66,680
Line of credit	16,250,000	2,550,000
Capital gains incentive fees	2,279,700	2,167,000
Deferred revenue	552,256	413,971
Total liabilities	20,206,769	5,759,872

Stockholders’ equity (net assets):
Common stock, $0.10 par; shares authorized 100,000,000; shares issued: 2,648,916; shares outstanding: 2,581,021 at 12/31/23 and 12/31/22	264,892	264,892
Capital in excess of par value	55,801,170	51,464,267
Treasury stock, at cost: 67,895 shares at 12/31/23 and 12/31/22	(1,566,605)	(1,566,605)
Total distributable earnings	6,315,756	7,558,766
Total stockholders’ equity (net assets) (per share - 2023: $23.56, 2022: $22.36)	60,815,213	57,721,320
Total liabilities and stockholders’ equity (net assets)	$81,021,982	$63,481,192

Rand Capital Reports 27% Increase in Total Investment Income for 2023

March 5, 2024

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Operations

	(Unaudited)		(Audited)
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Investment income:
Interest from portfolio companies:
Control investments	$192,072	$154,647	$698,872	$279,055
Affiliate investments	1,127,121	599,931	3,858,696	2,366,955
Non-Control/Non-Affiliate investments	354,042	381,248	1,421,787	1,506,792
Total interest from portfolio companies	1,673,235	1,135,826	5,979,355	4,152,802

Interest from other investments:
Non-Control/Non-Affiliate investments	241	82	933	131
Total interest from other investments	241	82	933	131

Dividend and other investment income:
Affiliate investments	86,125	422,200	506,076	974,669
Non-Control/Non-Affiliate investments	129,250	122,965	531,055	481,665
Total dividend and other investment income	215,375	545,165	1,037,131	1,456,334

Fee income:
Control investments	4,516	3,900	17,242	7,800
Affiliate investments	31,245	20,371	278,061	92,531
Non-Control/Non-Affiliate investments	5,507	27,642	25,441	55,583
Total fee income	41,268	51,913	320,744	155,914
Total investment income	1,930,119	1,732,986	7,338,163	5,765,181

Expenses:
Base management fee	287,297	230,454	1,057,166	927,226
Capital gains incentive fees	64,000	(168,000)	804,700	(1,048,760)
Interest expense	336,997	43,918	1,044,831	69,960
Professional fees	155,346	160,657	547,456	729,967
Directors’ fees	65,709	50,050	263,500	187,833
Stockholders and office operating	55,158	41,756	261,639	205,083
Administrative fees	37,250	-	149,000	-
Insurance	10,380	11,238	44,100	43,026
Corporate development	1,660	-	5,927	3,753
Other operating	-	1,017	-	1,141
Total expenses	1,013,797	371,090	4,178,319	1,119,229
Net investment income before income taxes	916,322	1,361,896	3,159,844	4,645,952
Income tax (benefit) expense, including excise tax expense	(45,282)	131,792	192,111	215,542
Net investment income	961,604	1,230,104	2,967,733	4,430,410

Net realized (loss) gain on sales and dispositions of investments:
Affiliate investments	(21,265)	-	2,574,829	167,159
Non-Control/Non-Affiliate investments	3,440	14,902	(1,523,750)	538,334
Net realized (loss) gain on sales and dispositions, before income taxes	(17,825)	14,902	1,051,079	705,493
Income tax expense	21,524	-	359,682	-
Net realized (loss) gain on sales and dispositions of investments	(39,349)	14,902	691,397	705,493

Net change in unrealized appreciation/depreciation on investments:
Control investments	-	(748,810)	-	(748,810)
Affiliate investments	627,667	4,692,512	(259,031)	4,740,353
Non-Control/Non-Affiliate investments	(289,938)	(4,760,553)	3,231,115	(9,901,315)
Change in unrealized appreciation/depreciation before income taxes	337,729	(816,851)	2,972,084	(5,909,772)
Deferred income tax expense	171,005	107,980	104,564	107,980
Net change in unrealized appreciation/depreciation on investments	166,724	(924,831)	2,867,520	(6,017,752)

Net realized and unrealized gain (loss) on investments	127,375	(909,929)	3,558,917	(5,312,259)
Net increase (decrease) in net assets from operations	$1,088,979	$320,175	$6,526,650	$(881,849)
Weighted average shares outstanding	2,581,021	2,581,021	2,581,021	2,581,021
Basic and diluted net increase (decrease) in net assets from operations per share	$0.42	$0.12	$2.53	$(0.34)

Rand Capital Reports 27% Increase in Total Investment Income for 2023

March 5, 2024

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Rand Capital Corporation and Subsidiaries

Consolidated Statements of Changes in Net Assets
(Audited)

	2023	2022
Net assets at beginning of year	$57,721,320	$60,745,416
Net investment income	2,967,733	4,430,410
Net realized gain on sales and dispositions of investments	691,397	705,493
Net change in unrealized appreciation/depreciation on investments	2,867,520	(6,017,752)
Net increase (decrease) in net assets from operations	6,526,650	(881,849)
Declaration of dividends	(3,432,757)	(2,142,247)
Net assets at end of year	$60,815,213	$57,721,320

Rand Capital Reports 27% Increase in Total Investment Income for 2023

March 5, 2024

Rand Capital Corporation and Subsidiaries

Reconciliation of GAAP Total Expense to Non-GAAP Adjusted Expenses

(Unaudited)

In addition to reporting total expenses, which is a U.S. generally accepted accounting principle (“GAAP”) financial measure, Rand presents adjusted expenses, which is a non-GAAP financial measure. Adjusted expenses is defined as GAAP total expenses removing the effect of any expenses/(credits) for capital gains incentive fees accrual. GAAP total expenses is the most directly comparable GAAP financial measure. Rand believes that adjusted expenses provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three months ended December 31, 2023	Three months ended December 31, 2022	Year ended December 31, 2023	Year ended December 31, 2022

Total expenses	$1,013,797	$371,090	$4,178,319	$1,119,229
Exclude expenses/(credits) for capital gains incentive fees	64,000	(168,000)	804,700	(1,048,760)
Adjusted total expenses	$949,797	$539,090	$3,373,619	$2,167,989

Reconciliation of GAAP Net Investment Income per Share to
Adjusted Net Investment Income per Share

(Unaudited)

In addition to reporting Net Investment Income per Share, which is a GAAP financial measure, the Company presents Adjusted Net Investment Income per Share, which is a non-GAAP financial measure. Adjusted Net Investment Income per Share is defined as GAAP Net Investment Income per Share removing the effect of any expenses/(credits) for capital gains incentive fees. GAAP Net Investment Income per Share is the most directly comparable GAAP financial measure. Rand believes that Adjusted Net Investment Income per Share provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three months ended December 31, 2023	Three months ended December 31, 2022	Year ended December 31, 2023	Year ended December 31, 2022

Net investment income per share	$0.37	$0.48	$1.15	$1.72
Exclude expenses/(credits) for capital gains incentive fees per share	0.02	(0.07)	0.31	(0.41)
Adjusted net investment income per share	$0.40	$0.41	$1.46	$1.31

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